Exhibit 10.9

ALBEMARLE CORPORATION

BENEFITS PROTECTION TRUST

As Amended and Restated Effective December 13, 2006

BENEFITS PROTECTION TRUST AGREEMENT

THIS AGREEMENT, made as of the 13th day of December, 2006, by and between ALBEMARLE CORPORATION, a corporation organized and existing under the laws of the State of Virginia (hereinafter referred to as the “Company”), and MERRILL LYNCH BANK & TRUST COMPANY FSB (hereinafter referred to as the “Trustee”), amends and restates in its entirety that certain trust agreement between the parties dated as of May 21, 2004.

WITNESSETH:

WHEREAS, the Company has adopted the Albemarle Corporation Supplemental Executive Retirement Plan (the “SERP”), the Albemarle Corporation Executive Deferred Compensation Plan (“the “EDCP”) and the Albemarle Corporation Severance Pay Plan (the “Severance Plan”); and

WHEREAS, the Company has entered into Severance Compensation Agreements with certain of the Company’s executives (the “Severance Agreements”);

WHEREAS, the SERP, the EDCP, the Severance Plan, the Severance Agreements and such other plans, programs, and policies adopted by the Company from time to time and listed on Schedule 1 are hereinafter referred to collectively as the “Protected Plans”;

WHEREAS, the Company wishes to establish a Benefits Protection feature to provide a source of funds for participants in the Protected Plans to bring claims against the Company for benefits denied them after a Change in Control of the Company;

WHEREAS, the Trust is intended to be a “grantor trust” with the corpus and income of the Trust treated as assets and income of the Company for federal income tax purposes pursuant to Sections 671 through 678 of the Internal Revenue Code of 1986 (the “Code”), as amended; and

WHEREAS, the Company intends that the assets of the Trust will be subject to the claims of creditors of the Company as provided in Article SIXTEENTH; and

WHEREAS, the Company intends that the existence of the Trust will not alter the characterization of the Protected Plans as “unfunded” and will not be construed to provide taxable income to any participant under the Protected Plans prior to actual payment of benefits thereunder; and

WHEREAS, the Board of Directors of the Company shall appoint an Administrative Committee (the “Committee”) as provided in Article NINTH;

WHEREAS, the Trustee is not a party to the Protected Plans and makes no representations with respect thereto, and all representations and recitals with respect to the Protected Plans shall be deemed to be those of the Company;

NOW, THEREFORE, the Company and the Trustee agree as follows:

FIRST: Definitions.

(a) Any term that is referenced in the Protected Plans shall have in this Agreement the same meaning ascribed to it in the Protected Plans, unless the context clearly indicates a different meaning.

(b) For purposes of this Agreement, a Change In Control shall have the meaning described in Exhibit C.

The Company shall notify the Committee and the Trustee in writing of the occurrence of any event described in Exhibit C, as soon as practicable after the Company first learns of such event. The Committee and the Trustee may conclusively rely upon such notice from the Company in performing any of their obligations or taking any action under this Agreement which is dependent upon a Change In Control having occurred. The Trustee and the Committee may also request that the Company furnish evidence to determine, or to enable the Committee to determine, whether a Change In Control has occurred. The Company’s or Committee’s determination whether a Change In Control has occurred shall be binding and conclusive on all Participants.

SECOND: Creation of Trust. (a) The Company hereby establishes with the Trustee and the Trustee hereby accepts a trust consisting of the following property:

(1) such cash or other property acceptable to the Trustee as shall be paid or delivered to the Trustee from time to time as contributions under the SERP, together with the earnings, income, additions and appreciation thereon and thereto (all of which is hereinafter called the “SERP Account”);

(2) such cash or other property acceptable to the Trustee as shall be paid or delivered to the Trustee from time to time as contributions under the EDCP, together with the earnings, income, additions and appreciation thereon and thereto (all of which is hereinafter called the “EDCP Account”);

(3) such cash or other property acceptable to the Trustee as shall be paid or delivered to the Trustee from time to time earmarked to pay cash payments owed under the Severance Agreements, together with the earnings, income, additions and appreciation thereon and thereto (all of which is hereinafter called the “Severance Agreements Account”)

(4) such cash or other property acceptable to the Trustee as shall be paid or delivered to the Trustee from time to time earmarked to pay benefits under the Severance Plan, together with the earnings, income, additions and appreciation thereon and thereto (all of which is hereinafter called the “Severance Plan Account”) and

(5) such cash or other property acceptable to the Trustee as shall be paid or delivered to the Trustee from time to time earmarked for the Benefits Protection Account, together with the earnings thereon, and realized and unrealized gains (net of any losses) attributable thereto, (all of which is hereinafter called the “Benefits Protection Account”). Neither the cash nor any other property held in the Benefits Protection Account shall be available for payment of benefits to participants and beneficiaries under the Protected Plans.

(b) The Trustee or the Investment Director, if applicable, for investment purposes only, may commingle all Trust assets and treat them as a single fund, but the records of the Trustee or the Investment Director, if applicable, at all times shall show the percentages of the Trust allocable to the SERP Account, the EDCP Account, the Severance Agreements Account, the Benefits Protection Account and such other Account(s) as may subsequently be established under this Trust (herein referred to collectively as the “Accounts”).

(c) The assets of the Accounts shall be used to discharge the obligations of the Company as follows:

(1) The assets of the SERP Account shall be used to discharge the obligations of the SERP.

(2) The assets of the EDCP Account shall be used to discharge the obligations of the EDCP.

(3) The assets of the Severance Agreements Account shall be used to discharge the obligations of the Severance Agreements.

(4) The assets of the Benefits Protection Account may be used as set forth in Paragraph (c) of Article EIGHTH.

(5) Prior to a Change In Control, the Company may direct the Trustee to reallocate the assets of an Account to one or more other Accounts.

(6) After a Change In Control, the Committee may direct the Trustee to transfer the assets of an Account to one or more other Accounts if either (i) the Protected Plan for which such Account was established has expired or terminated, and all liabilities with regard to such expired or terminated Protected Plan have been satisfied pursuant to Paragraph (d) of Article FIFTEENTH, or (ii) the Committee, in its sole discretion, determines that the remaining assets of such Account, after such transfer, are reasonably sufficient to cover the liabilities of the Protected Plan for which such Account was established.

(d) The Company and the Trustee agree that the Trust created herein shall not be revocable by the Company or by any successor thereto, and is intended to be a grantor trust under the provisions of Sections 671 through 678 of the Internal Revenue Code of 1986, as amended.

(e) The Company may add funds to the Trust at any time and shall designate the Account to which such funds shall be credited. Any such additional funds shall also be available to pay the fees and expenses of the Trustee and/or the Committee.

(f) Upon a Change In Control, the Company shall, as soon as possible, but in no event longer than ten (10) days following the Change In Control, make an irrevocable contribution to the Trust in an amount that is sufficient to pay the Participants or beneficiaries the benefits to which the Participants or beneficiaries would be entitled pursuant to the terms of the EDCP as of the date of the Change In Control. The amount of such irrevocable contribution shall be determined by the Company’s independent actuary engaged by the Company prior to the Change In Control. If no actuary has been so appointed, the Company’s actuary under its qualified defined benefit plan shall be the actuary for purposes of this provision.

THIRD: Payments from the Trust. (a) Subject to Paragraph (b) of Article SIXTEENTH hereof, the Trustee, from time to time upon receipt of direction from the Company prior to a Change In Control, and from the Committee after a Change In Control, shall make payments from the Trust, as specified in such direction to such persons, in such manner and in such amounts as the Company or the Committee, as the case may be, shall direct, and amounts paid pursuant to such direction (or in accordance with Article SEVENTH hereof) thereafter no longer shall constitute a part of the Trust.

(b) The Company may, from time to time prior to a Change In Control, furnish the Trustee with certain information regarding the participants and beneficiaries under the Protected Plans and the determination of the benefits under the Protected Plans (hereinafter referred to as “Participant Data”). The Trustee shall be entitled to rely on the accuracy of the Participant Data provided by the Company prior to a Change In Control, and shall have no duty to verify the accuracy thereof. The Company shall, after a Change In Control and upon the request of the Committee, furnish the Committee with Participant Data at least once each Protected Plan Year. Such Participant Data shall include, to the extent applicable, (1) names, addresses, dates of birth, and social security numbers of each participant and beneficiary in the Protected Plans; (2) the amount and form of benefits under each of the Protected Plans of each participant and beneficiary if such participant would retire or die as of either the last day of such Protected Plan Year or the last day of the Protected Plan Year in which such Participant attained age 60; (3) earnings history, compensation (cash and deferred) and bonus history of each participant; (4) a schedule of the estimated yearly cash payments under the Protected Plans; and (5) any other information regarding the Protected Plan which the Committee may reasonably request or which the Committee may deem necessary to administer this Trust.

After a Change In Control and notwithstanding any other provisions of this Agreement, the Trustee shall, upon receipt of direction from the Committee, to the extent funds are available in the Trust for such purpose, make payments to participants and beneficiaries in such manner and in such amounts as the Committee shall determine they are entitled to be paid under the Protected Plans based on the most recent Participant Data furnished to the Committee by the Company prior to a Change In Control and any supplemental information furnished to the Committee by a participant or beneficiary upon which the Committee may reasonably rely in making such determination. The Committee may make such reasonable inquiry of the Company as is necessary to determine whether any amounts that would otherwise be payable under this Agreement have previously been paid by the Company, and may reasonably rely on any information provided by the Company with regard to such payment. A determination by the Committee with regard to a participant’s entitlement to payments under the terms of this Agreement shall be binding as to all participants and the Company.

(c) In the event it shall be determined prior to a Change In Control that the participants and/or beneficiaries of the Protected Plan are subject to any tax under the terms of the Trust created hereunder, then the Trustee, upon receipt of direction from the Company, shall make payments from the Trust to such persons, in such manner and in such amounts as the Company shall direct, for purposes of (1) paying the amount of Federal, State and Local tax and interest and any penalties thereon which such participants and/or beneficiaries may incur arising out of such determination or (2) distributing the interests of participants and beneficiaries in the Trust. In the event such a determination is made after a Change In Control occurs, then each participant or beneficiary who is subject to such tax, may notify the Committee, in writing, to direct the Trustee to make payments from the Trust for either of the purposes set forth in section (1) or (2) of the preceding sentence. The Trustee shall not make the payments for the purposes set forth in the first sentence of this Paragraph (c) without such written direction.

(d) Payments to participants and beneficiaries pursuant to Paragraphs (b) and (c) of this Article THIRD shall be made by the Trustee to the extent that Trust funds for such purposes are sufficient to allow such payments. Subject to Paragraph (d) of Article SECOND, in any month in which the Committee directs the Trustee to make payments from the Trust and the Committee determines that a particular Account in the Trust does not have sufficient funds to provide for the payment of all amounts otherwise payable to participants and beneficiaries in such month under the Protected Plan, the amount otherwise payable to each such participant or beneficiary under such Protected Plan during such month shall be multiplied by a fraction, the numerator of which is the amount of funds then available for the payment of benefits under such Protected Plan and the denominator of which is the total of the benefits payable prior to such reduction during such month to all participants and beneficiaries under such Protected Plan.

FOURTH: Management of Trust Assets. (a) Subject to Paragraph (b) of this Article FOURTH, the Company, through its Benefit Plans Investment Committee, prior to a Change In Control, shall have exclusive authority and discretion to manage and control the Trust assets, and pursuant to such authority and discretion, may direct the Trustee, to the extent permitted by law, to exercise, from time to time and at any time, the power:

(1) To invest and reinvest the Trust, without distinction between principal and income, in shares of stock (whether common or preferred) or other evidences of ownership, bonds, debentures, notes or other evidences of indebtedness, unsecured or secured by mortgages on real or personal property wherever situated (including any part interest in a bond and mortgage or note and mortgage whether insured or uninsured) and other property, or part interest in property, real or personal, foreign or domestic, whether or not productive of income or consisting of wasting assets, and in order to reduce the rate of interest rate fluctuations, contracts, as either buyer or seller, for the future delivery of United States Treasury securities and comparable Federal-Government-backed securities; provided, however, that the Trustee, upon specific directions in writing from the Company, and in conformity with Exhibit D, shall invest and reinvest some or all of the assets of the Trust in qualifying securities issued by the Company or by an affiliate of the Company, to the extent permitted by the Employee Retirement Income Security Act of 1974, unless the Trustee shall deem such directed investment or reinvestment to be inconsistent with the provisions of Paragraph (a) of Article EIGHTH and that the Trustee may retain any such securities acquired for the Trust at the direction of the Company until the Company directs the Trustee to dispose of them; but no direction of the Company to sell any securities issued by the Company or by an affiliate of the Company shall be binding if it would require the Trustee to violate any law respecting the public distribution of securities, and, in any event, without limiting the generality of the provisions of Article TENTH, the Company agrees, to the extent permitted by law, to indemnify the Trustee and hold it harmless from and against any claim or liability that may be asserted against it, otherwise than on account of the Trustee’s breach of his own duties, by reason of the Trustee’s investing in, or reinvesting in or selling such securities in accordance with any direction from the Company or by reason of the Trustee’s failure to sell any such securities in the absence of any direction from the Company to sell them; and

(2) To sell, convey, redeem, exchange, grant options for the purchase or exchange of, or otherwise dispose of, any real or personal property, at public or private sale, for cash or upon credit, with or without security, without obligation on the part of any person dealing with the Trustee to see to the application of the proceeds of or to inquire into the validity, expediency or propriety of any such disposition;

(3) To manage, operate, repair and improve, and mortgage or lease for any length of time any real property held in the Trust; to renew or extend any mortgage, to agree to reduction of the rate of interest or any other modification in the terms of any mortgage or of any guarantee pertaining to it; to enforce any covenant or condition of any mortgage or guarantee or to waive any default in the performance thereof; to exercise and enforce any right of foreclosure; to bid in property on foreclosure; to take a deed in lieu of foreclosure with or without paying consideration therefor and in connection therewith to release the obligation on the bond secured by the mortgage; and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect of any mortgage or guarantee;

(4) To exercise, personally or by general or limited proxy, the right to vote any shares of stock, bonds or other securities held in the Trust; to delegate discretionary voting power to trustees of a voting trust for any period of time; and to exercise, personally or by power of attorney, any other right appurtenant to any securities or other property of the Trust;

(5) To join in or oppose any reorganization, recapitalization, consolidation, merger or liquidation, or any plan therefor, or any lease, mortgage or sale of the property of any organization the securities of which are held in the Trust; to pay from the

Trust any assessments, charges or compensation specified in any plan of reorganization, recapitalization, consolidation, merger or liquidation; to deposit any property with any committee or depositary; and to retain any property allotted to the Trust in any reorganization, recapitalization, consolidation, merger or liquidation;

(6) To exercise or sell any conversion or subscription or other rights appurtenant to any stock, security or other property held in the Trust;

(7) To borrow from any lender (including the Trustee in its individual capacity) money, in any amount and upon any reasonable terms and conditions, for purposes of this Agreement, and to pledge or mortgage any property held in the Trust to secure the repayment of any such loan;

(8) To compromise, settle or arbitrate any claim, debt, or obligation of or against the Trust; to enforce or abstain from enforcing any right, claim, debt or obligation; and to abandon any property determined by it to be worthless;

(9) To make loans of securities held in the Trust to registered brokers and dealers upon such terms and conditions as are permitted by applicable law and regulations, and in each instance to permit the securities so lent to be registered in the name of the borrower or a nominee of the borrower, provided that in each instance the loan is adequately secured and neither the borrower nor any affiliate of the borrower has discretionary authority or control with respect to the assets of the Trust involved in the transaction or renders investment advice with respect to those assets;

(10) To invest and reinvest any property in the Trust in any other form or type of investment not specifically mentioned in this Paragraph (a) of Article FOURTH, so long as such form or type of investment is a form or type of investment approved by the Benefit Plans Investment Committee, for the investment of assets of the Trust.

(b) (1) (A) Prior to a Change In Control, the Benefit Plans Investment Committee of the Company, at any time and from time to time, may direct the Trustee to segregate one or more specified portions of the Trust into a separate investment account or accounts (each hereinafter called a “Segregated Investment Account”), and may appoint and designate an Investment Director to direct the Trustee in the management of the assets of each such Segregated Investment Account (hereinafter called “that Investment Director’s Segregated Investment Account”).

(B) Any Investment Director appointed by the Benefit Plans Investment Committee of the Company may be either an officer or employee of the Company, a subsidiary or affiliate of the Company, or an Investment Manager. Any Investment Manager must be either (i) an investment adviser registered as such under the Investment Advisers Act; or (ii) a bank, as defined in that Act; or (iii) an insurance company qualified to perform services in the management, acquisition or disposition of the assets of the Trust under the laws of more than one State. The Trustee until notified in writing to the contrary shall be fully protected in relying upon any written notice of the appointment of an Investment Director furnished to it by the Company. In the event of any vacancy in the office of Investment Director, the Company shall be deemed to be the Investment Director of that Investment Director’s Segregated Investment Account until an Investment Director shall have been duly appointed to direct the Trustee in the management of the assets of that Investment Director’s Segregated Investment Account; and in such event until an Investment Director shall have been so appointed and qualified, references herein to the Company’s acting in respect of that

Investment Director’s Segregated Investment Account pursuant to direction from the Investment Director shall be deemed to authorize the Company to direct the Trustee on the investment or the assets of that Investment Director’s Segregated Investment Account, and subparagraphs (4) and (5) of this Paragraph (b) shall have no effect and shall be disregarded.

(2) Any Investment Director appointed pursuant to Paragraph (b) (1) of this Article FOURTH shall have exclusive authority and discretion to manage and control the assets of that Investment Director’s Segregated Investment Account, and pursuant to such authority and discretion may direct the Trustee from time to time and at any time:

(A) To invest and reinvest that Investment Director’s Segregated Investment Account, without distinction between principal and income, in shares of stock (whether common or preferred) or other evidences of ownership, bonds, debentures, notes or other evidences of indebtedness, unsecured or secured by mortgages on real or personal property wherever situated (including any part interest in a bond and mortgage or note and mortgage whether insured or uninsured) and other property, or part interest in property, real or personal, foreign or domestic, whether or not productive of income or consisting of wasting assets, and in order to reduce the risk of interest rate fluctuations, contracts, as either buyer or seller, for the future delivery of United States Treasury securities and comparable Federal Government-backed securities; provided, however, that the Trustee, upon specific directions in writing from that Investment Director, and in conformity with Exhibit D, shall invest and reinvest some or all of the assets of that Investment Director’s Segregated Investment Account in qualifying securities issued by the

Company or by an affiliate of the Company, to the extent permitted by the Employee Retirement Income Security Act of 1974, unless the Trustee shall deem such directed investment or reinvestment to be inconsistent with the provisions of Paragraph (a) of Article EIGHTH and that the Trustee may retain any such securities acquired for that Investment Director’s Segregated Investment Account at the direction of that Investment Director until that Investment Director directs the Trustee to dispose of them; but no direction of any Investment Director to sell any securities issued by the Company or by an affiliate of the Company shall be binding if it would require the Trustee to violate any law respecting the public distribution of securities, and, in any event, without limiting the generality of the provisions of Article TENTH, the Company agrees, to the extent permitted by law, to indemnify the Trustee and hold it harmless from and against any claim or liability that may be asserted against it, otherwise than on account of the Trustee’s breach of his own duties, by reason of the Trustee’s investing in, or reinvesting in or selling such securities in accordance with any direction from any Investment Director or by reason of the Trustee’s failure to sell any such securities in the absence of any direction from that Investment Director to sell them; and

(B) To perform acts similar to those authorized to the Trustee in subparagraphs (2) through (10) of Paragraph (a) of this Article FOURTH.

(3) In addition, each Investment Director, from time to time and at any time may delegate to the Trustee discretionary authority to invest and reinvest funds of that Investment Director’s Segregated Investment Account in debt securities (including obligations of the Government of the United States) payable on demand or having maturities not exceeding one year or in interests in any trust fund that has been or shall be created and maintained by the Trustee or any of its affiliates as trustee for the collective short-term investment of funds, the instrument creating such trust fund, together with any amendments, modifications or supplements thereof, being hereby effective when and as such investments are made, incorporated in and made a part of this Agreement as fully and to all intents and purposes as if set forth herein at length.

(4) The Trustee shall exercise in respect of each Investment Director’s Segregated Investment Account the powers set forth in Paragraph (b) (2) of this Article FOURTH only when and to the extent directed in writing by that Investment Director. Each Investment Director, from time to time and at any time, may issue orders for the purchase or sale of securities directly to a broker or dealer, and for such purpose the Trustee will upon request execute and deliver to that Investment Director one or more trading authorizations. Written notification of the issuance of each such order shall be given promptly to the Trustee by that Investment Director, and the execution of each such order shall be confirmed by the broker to that Investment Director and to the Trustee. Such notification shall be authority to the Trustee to receive securities purchased against payment therefor and to deliver securities sold against receipt of the proceeds therefrom, as the case may be.

(5) The Trustee shall not be liable for any act or omission of any Investment Director, and shall not be under any obligation to invest or otherwise manage the assets of the Trust which are subject to the management of any Investment Director. Without limiting the generality of the foregoing, the Trustee shall not be liable by reason of its taking or refraining from taking at the direction of any Investment Director any action in respect of that Investment Director’s Segregated Investment Account, pursuant to this Paragraph (b), or pursuant to a notification of an order to purchase or sell securities by the Committee or for the account of any Investment

Director’s Segregated Investment Account issued by that Investment Director nor shall the Trustee be liable by reason of its refraining from taking any action with respect to any Investment Director’s Segregated Investment Account because of the failure of such Investment Director to give such direction or order; the Trustee shall be under no duty to question or to make inquiries as to any direction or order or failure to give direction or order by any Investment Director; and the Trustee shall be under no duty to make any review of investments acquired for any Investment Manager’s Segregated Investment Account at the direction or order of that Investment Manager and shall be under no duty at any time to make any recommendation with respect to disposing of or continuing to retain any such investment.

(6) Without limiting the generality of the provisions of Article TENTH, the Company agrees, to the extent permitted by law, to indemnify the Trustee and hold it harmless from and against any claim or liability that may be asserted against it, otherwise than on account of the Trustee’s breach of his own duties, by reason of the Trustee’s taking or refraining from taking any action in accordance with this Paragraph (b), including, without limiting the generality of the foregoing, any claim or liability that may be asserted against the Trustee on account of failure to receive securities purchased, or failure to deliver securities sold, pursuant to orders issued by an Investment Director directly to a broker or dealer.

(c) After a Change In Control occurs, the Committee shall have the exclusive authority and discretion to manage and control the Trust assets, and may appoint an Investment Director or an Investment Manager (as defined in Paragraph (b) (1) (A) of this Article FOURTH) including an affiliate of the Company or the Trustee to manage the investment of the Trust assets. Pursuant to such authority and discretion, the Committee, or any investment manager appointed pursuant to this Paragraph (c), may exercise, from time to time and at any time, the power to hold or dispose of any assets held by the Trust on the date a Change In Control occurs, and shall invest and reinvest the Trust, without distinction between principal and income, in accordance with the provisions described in Paragraph (a) of this Article FOURTH

FIFTH: Administrative Powers. The Trustee shall have and in its sole and absolute discretion may exercise from time to time and at any time the following administrative powers and authority with respect to the Trust:

(a) To hold property of the Trust in its own name or in the name of a nominee or nominees, without disclosure of the Trust, or in bearer form so that it will pass by delivery, but no such holding shall relieve the Trustee of its responsibility for the safe custody and disposition of the Trust in accordance with the provisions of this Agreement; the Trustee’s books and records shall at all times show that such property is part of the Trust;

(b) To continue to hold any property of the Trust whether or not productive of income; to reserve from investment and keep unproductive of income, without liability for interest, cash temporarily awaiting investment and such cash as it deems advisable or as the Company from time to time may specify prior to a Change In Control in order to meet the administrative expenses of the Trust or anticipated distributions therefrom;

(c) To organize and incorporate under the laws of any state it may deem advisable one or more corporations (and to acquire an interest in any such corporation that it may have organized and incorporated) for the purpose of acquiring and holding title to any property, interests or rights that the Trustee is authorized to acquire under Article FOURTH hereof;

(d) To employ in the management of the Trust suitable agents, without liability for any loss occasioned by any such agents selected by the Trustee with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(e) To make, execute and deliver, as Trustee, any deeds, conveyances, leases, mortgages, contracts, waivers or other instruments in writing that the Trustee may deem necessary or desirable in the exercise of its powers under this Agreement; and

(f) To do all other acts that the Trustee may deem necessary or proper to carry out any of the powers set forth in Articles FOURTH, FIFTH, and SIXTH hereof or otherwise in the best interests of the Trust.

SIXTH: Insurance and Annuity Contracts. (a) The Trustee, upon written direction of the Company prior to a Change In Control, or from the Committee after a Change In Control, shall pay from the Trust such sums to such insurance company or companies as the Company may direct for the purpose of procuring participating or nonparticipating insurance and/or annuity contracts for the Trust (hereinafter in Article SIXTH referred to as “Contracts”). The Company shall prepare, or cause to be prepared in such form as it shall prescribe, the application for any Contract to be applied for. The Trustee shall receive and hold in the Trust, subject to the provisions hereinafter set forth in this Article SIXTH, all Contracts so obtained.

(b) The Trustee shall be the complete and absolute owner of Contracts held in the Trust and, upon written direction of the Company prior to a Change In Control or the Committee after a Change of Control, shall have the power, without the consent of any other person, to exercise any and all of the rights, options or privileges that belong to the absolute owner of any Contract held in the

Trust or that are granted by the terms of any such Contract or by the terms of this Agreement. The Trustee shall have no discretion with respect to the exercise of any of the foregoing powers or to take any other action permitted by any Contract held in the Trust, but shall exercise such powers or take such action only upon the written direction of the Company and the Trustee shall have no duty to exercise any of such powers or to take any such action unless and until it shall have received such direction. The Trustee, upon the written direction of the Company prior to a Change In Control, shall deliver any Contract held in the Trust to such person or persons as may be specified in the direction.

(c) The Trustee shall hold in the Trust the proceeds of any sale, assignment or surrender of any Contract held in the Trust and any and all dividends and other payments of any kind received in respect of any Contract held in the Trust.

(d) Upon the written direction of the Company prior to a Change In Control, the Trustee shall pay from the Trust premiums, assessments, dues, charges and interest, if any, upon any Contract held in the Trust. The Trustee shall have no duty to make any such payment unless and until it shall have received such direction. After a Change In Control, the Trustee shall pay from the Trust premiums, assessments, dues, charges and interest, if any, upon any Contract held in the Trust, only upon direction from the Committee.

(e) No insurance company that may issue any Contract or Contracts held in the Trust shall be deemed to be a party to this Agreement for any purpose, or to be responsible in any way for the validity of this Agreement or to have any liability under this Agreement other than as stated in each Contract that it may issue. Any insurance company may deal with the Trustee as sole owner of any Contract issued by it and held in the Trust, without inquiry as to the authority of the Trustee to act, and may accept and rely upon any written notice, instruction, direction, certificate or other communication from the Trustee believed by it to be genuine and to be signed by an officer of the Trustee and shall incur no liability or responsibility for so doing. Any sums paid out by any insurance company under any of the terms of a Contract issued by it and held in the Trust either to the Trustee, or, in accordance with its direction, to any other person or persons designated as payees in such Contract shall be a full and complete discharge of the liability to pay such sums, and the insurance company shall have no obligation to look to the disposition of any sums so paid.

(f) Anything contained herein to the contrary notwithstanding, neither the Company, the Committee nor the Trustee shall be liable for the refusal of any insurance company to issue or change any Contract or Contracts or to take any other action requested by the Trustee; nor for the form, genuineness, validity, sufficiency or effect of any Contract or Contracts held in the Trust; nor for the act of any person or persons that may render any such Contract or Contracts null and void; nor for the failure of any insurance company to pay the proceeds and avails of any such Contract or Contracts as and when the same shall become due and payable; nor for any delay in payment resulting from any provision contained in any such Contract or Contracts; nor for the fact that for any reason whatsoever (other than their own negligence or willful misconduct) any Contract or Contracts shall lapse or otherwise become uncollectible.

(g) After a Change In Control, the Committee shall exercise any of the powers set forth in this Article SIXTH, including the power to negotiate for and purchase Contracts the rates of return and maturity dates of which may reasonably be expected to yield assets of the Trust sufficient to discharge any or all of the obligations of the Company under the Protected Plans.

SEVENTH: Taxes, Expenses and Compensation of Trustee and the Committee.

(a) The Company shall pay any Federal, State, Local or other taxes imposed or levied with respect to the corpus and/or income of the Trust or any part thereof under existing or future laws, and the Company, or the Committee, if applicable, in their discretion, or the Trustee, in its discretion, may contest the validity or amount of any tax, assessment, claim or demand respecting the Trust or any part thereof. Upon direction from the Committee, the Trustee shall deduct any payroll taxes required to be withheld with respect to any payments made pursuant to the Trust.

(b) The Trustee, without direction from the Company, or the Committee, if applicable, shall pay from the Trust the reasonable and necessary expenses and compensation of counsel and all other reasonable and necessary expenses of managing and administering the Trust that are not paid by the Company including, but not limited to, Participant record keeping expenses, investment management fees, computer time charges, data retrieval and input costs, charges for time expended by personnel of the Trustee in fulfilling the Trustee’s duties, expenses incurred by the members of the Committee in performance of their duties and reasonable compensation (as specified in Schedule 3) of each member of the Committee.

(c) The Company shall pay to the Trustee from time to time such reasonable compensation for its services as trustee as is specified in Schedule 2 or as subsequently agreed to by the Company and the Trustee, but until paid, such compensation and reimbursement for expenses incurred by the Trustee pursuant to this Article SEVENTH shall constitute a charge upon the Trust, such charge to have priority over any payments due participants under the Protected Plans.

(d) After a Change In Control, the Trustee shall bill the Company directly, on a monthly basis, for all expenses described in Paragraph (b) of this Article SEVENTH and all fees described in Paragraph (c) thereof which amounts shall be immediately due and payable except as otherwise provided in Paragraph (c). If such amounts are not paid by the Company within thirty (30) days of the billing date, the Trustee may pay such amounts from the Trust. The Trustee may commence legal action to recover any amount not paid within thirty (30) days of the billing date.

EIGHTH: General Duties of Trustee and Investment Director. (a) Subject to Article FIFTEENTH hereof, the Trustee, any Investment Director appointed pursuant to Paragraph (b) of Article FOURTH, and any Investment Manager appointed pursuant to Paragraph (c) of Article FOURTH, shall discharge their duties under this Agreement solely in the interest of the participants in the Protected Plans and their beneficiaries and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims but the duties and obligations of the Trustee and any Investment Director shall be limited to those expressly imposed upon them by this Agreement notwithstanding any reference herein to the Protected Plans.

(b) The Trustee may consult with counsel, who may be counsel for the Company or for the Trustee in its individual capacity.

(c) (1) Within thirty (30) days after a Change In Control, the Company shall notify participants and beneficiaries of the Protected Plans in writing of the Committee’s availability to aid them in pursuing any claims they may have against the Company under the terms of those of the Protected Plans under which they are covered. The Company shall provide such notice by using the same method used by Department of Labor 29 C.F.R. § 2520.104b-1(b)(1) as now in effect without regard to subsequent amendments. If the Company fails to do so, the Committee shall provide such notification by placing an advertisement in one newspaper of general circulation in each of the ten locations in which the largest number of employees are located as communicated by the Company to the Trustee prior to a Change In Control or as determined by the Committee.

(2) If, after a Change of Control, a participant or beneficiary of a Protected Plan notifies the Committee that the Company (or insurance company, contract administrator or any other party, if applicable) has refused to pay a claim asserted by the participant or beneficiary under any of the Protected Plans, and the Committee determines that the assets held in the Accounts are not available to pay such claim under the provisions of Paragraph (b) of Article THIRD, then, unless the Committee shall determine that the claim has no basis in law and fact (in which case the Committee shall notify the participant or beneficiary of such determination and shall take no further action with respect to the claim), the Committee:

(A) will promptly attempt to negotiate with the Company (or insurance company, contract administrator or other party, if applicable) to obtain payment, settlement, or other disposition of the claim, subject to the consent of the participant or beneficiary;

(B) if (i) negotiations fail after sixty (60) days of their commencement to result in a payment, settlement or other disposition agreeable to the participant or beneficiary (hereafter referred to in this Paragraph (c) of Article EIGHTH as the “Plaintiff”), (ii) the Committee at any time reasonably believes further negotiations not to be in the Plaintiff’s best interest, or

(iii) any applicable statute of limitations would otherwise expire within sixty (60) days, upon the receipt of written authorization from the Plaintiff in substantially the form attached as Exhibit A hereto, may institute and maintain legal proceedings (the “Litigation”), at the expense of the Trust, against the Company or other appropriate person or entity to recover on the claim on behalf of the Plaintiff; and

(C) may, subject to the written consent of the Plaintiff, settle or discontinue the Litigation. The Committee shall direct the course of the Litigation and shall keep the Plaintiff informed of the progress of the Litigation as the Committee deems appropriate, but no less frequently than quarterly. If, during the Litigation,

i. the Plaintiff directs in writing that the Litigation on behalf of the Plaintiff be settled or discontinued, the Committee shall take all appropriate action to follow such direction, provided that the written direction specifies the terms and conditions of the settlement or discontinuance, and further provided that the Plaintiff, if requested by the Committee, shall execute and deliver to the Committee a document in a form acceptable to the Committee releasing and holding harmless the Committee from any liability resulting from the Committee following such direction; or

ii. the Plaintiff refuses to consent to the settlement or other disposition of the Litigation on terms recommended in writing by the Committee, the Committee may proceed, in its sole and absolute discretion, to take such action as it deems appropriate in the Litigation, including settlement or discontinuance of the Litigation, provided that the Committee shall afford the Plaintiff at least fourteen (14) days’ advance notice of any decision to settle or otherwise discontinue the Litigation, subject to the provisions of the following sentence.

If, at any time, the Plaintiff (x) revokes in writing (in substantially the form attached as Exhibit B hereto) the authorization of the Committee to proceed on his behalf and delivers such writing to the Committee and (y) appoints his own counsel and so notifies the Committee in writing, whose fees and expenses are not to be paid by the Trust and who shall appear in the Litigation on behalf of the Plaintiff in lieu of counsel retained by the Committee, then the Committee shall not be authorized to proceed in the Litigation on behalf of the Plaintiff. Thereafter, the Committee shall have no obligation to proceed further on behalf of such Plaintiff or to pay any costs or expenses incurred in the Litigation after the date of the delivery of such writing.

The Committee may, in its sole discretion, in lieu of the procedures described in Paragraph (c) 2B above, allow a Plaintiff to retain his own counsel to pursue any claims under the Protected Plans, with the Trust providing payment of the attendant legal fees and costs for so long as the Committee, in its sole discretion, deems it appropriate.

The Committee is empowered to retain, at the expense of the Trust, counsel and other appropriate experts, including actuaries and accountants, to aid it in making any determination under this Paragraph (c) of Article EIGHTH and in determining whether to pursue or settle any Litigation. The Committee shall have the discretion to determine the form and nature that any Litigation against the Company or other appropriate person or entity shall take, and the procedural rules and laws applicable to such Litigation shall supersede any inconsistent provision of this Agreement.

(3) Subparagraph (c)(2) shall be inapplicable in respect of any Litigation involving the payment of benefits under any Protected Plan in which the Committee is named a defendant. Any Plaintiff in an action in which the Committee or the Trustee is named a defendant shall engage his own counsel, whose fees and expenses shall be paid by the Plaintiff, provided, however, that the Committee shall pay out of the assets of the Benefits Protection Account of the Trust any legal fees and costs awarded to the Plaintiff by a court in such Litigation pursuant to Section 502 (g) (1) of ERISA.

(4) In the event the Committee determines that the claim of a participant or beneficiary has no basis in law or fact and such participant or beneficiary pursues such claim against the Company, then the Committee shall reimburse the participant or beneficiary out of the assets of the Benefits Protection Account for any reasonable legal fees and other reasonable costs incurred in pursuing such claim if such participant or beneficiary obtains a settlement or final judgment of a court of competent jurisdiction under which the participant or beneficiary is to receive not less than 50% of the amount originally claimed to the Committee as the amount owed by the Company.

(5) With respect to claims by holders of Severance Compensation Agreements, such holders may elect to pursue their own claim (with counsel of their choice) or to have the Committee pursue such claim. In the event such holders elect to pursue their own claims, the Committee shall promptly reimburse such holders for all attorneys fees and other expenses incurred to the extent the Company does not pay such amounts as provided in the Severance Compensation Agreements.

(d) The Company will, prior to a Change In Control, designate a law firm to act as counsel to the Committee at the expense of the Trust after a Change In Control, to advise the Committee with respect to its duties and obligations hereunder, as described above.

If the designated counsel declines to provide representation because of an ethical or legal conflict of interest, or the Committee is not satisfied with the quality of representation provided, the Committee, may, from time to time, dismiss the designated firm or any successor and engage another qualified law firm for this purpose including the same law firm which represents the Committee with respect to its responsibilities as Committee under this Agreement. The Company may not dismiss or engage such counsel or cause the Committee to engage or dismiss such counsel after a Change In Control.

NINTH: General Duties of the Committee. (a) Subject to Article FIFTEENTH hereof, the Committee shall discharge their duties under this Agreement solely in the interest of the participants in the Protected Plans and their beneficiaries and (1) for the exclusive purpose of providing benefits to such participants and their beneficiaries and defraying reasonable expenses of administering the Protected Plans; and (2) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and (3), after a Change In Control, by diversifying the investments of the Trust so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; but the duties and obligations of the Committee shall be limited to those expressly imposed upon them by this Agreement notwithstanding any reference herein to the Protected Plans.

(b) The Committee shall consist of not less than three (3) members to be appointed by and serve at the pleasure of the Board of Directors of the Company. The Board may, at any time prior to a Change In Control, fill vacancies or require the resignation of one or more of the members of the Committee with or without cause. In the event that a vacancy or vacancies shall occur on the Committee prior to a Change In Control, the remaining member or members shall act as the Committee until the Board fills such vacancy or vacancies. However, upon a Change In Control, no member may be removed, for any reason, by the Board. In the event that a vacancy occurs after a Change In Control, the Board shall have no authority to fill such vacancy and the remaining members of the Committee shall select a replacement to serve on the Committee. No person shall be ineligible to be a member of a Committee because he is, was or may become entitled to benefits under any Protected Plan in the Trust, or because he is a director and/or officer of the Company, Affiliate or a Trustee; provided, that no Participant who is a member of the Committee shall participate in any determination by the Committee specifically relating to the calculation or disposition of his benefits under any Protected Plan in the Trust.

(c) After a Change In Control, and except as otherwise expressly provided in this Agreement or by the Board of Directors prior to a Change In Control:

(1) The Committee shall have the authority to invest and manage the assets of the Trust pursuant to Article FOURTH.

(2) The Committee shall have all powers necessary or helpful for the carrying out of its responsibilities, and the decisions or actions of the Committee in good faith in respect of any matter hereunder shall be conclusive and binding upon all parties concerned.

(3) The Committee may delegate to one or more of its members or any other person the right to act on its behalf with respect to the implementation of a decision of the Committee.

(4) Subject to Paragraph (b) of Article FIFTEENTH, the Committee shall have the authority to amend this Agreement. No amendment shall be made without the Trustee’s consent thereto in writing if, and to the extent that, the effect of such amendment is to increase the Trustee’s responsibilities hereunder. Such proposed amendment shall be delivered to the Trustee as a written instrument of amendment, duly executed and acknowledged by the Committee. The Trustee’s consent shall not be required for the termination of the Trust or its removal as Trustee.

(5) Without limiting the generality of the foregoing, the Committee shall have full discretionary authority to:

i. Determine all questions arising out of or in connection with the terms and provisions of this Agreement except as otherwise expressly provided herein;

ii. Make rules and regulations for the administration of the Trust which are not inconsistent with the terms and provisions of this Agreement, and fix the annual accounting period of the Trust as required for tax purposes;

iii. Construe all terms, provisions, conditions and limitations to the Trust;

iv. Determine all questions relating to the administration the Trust (i) when disputes arise between the Company and a Participant or his/her Beneficiary, spouse or legal representatives and (ii) whenever the Committee deems it advisable to determine such questions in order to promote the uniform administration of the Trust; and

v. Monitor the performance of the Trustee or any Investment Director for the Trust. In order to accomplish this, the Committee shall meet with the Trustee or any Investment Director, at such time as the Committee shall determine, and the Committee may request any Investment Director to present a full report on the financial position of the Trust under the control of such Investment Director.

The foregoing list of powers is not intended to be either complete or exclusive, and the Committee shall, in addition, have such powers as may be necessary for the performance of its duties under the Trust.

(d) The Committee shall advise the Trustee in writing with respect to all benefits which become payable under the terms of the Trust and shall direct the Trustee to pay such benefits to or on order of the Committee.

(e) The Committee may employ such counsel, including legal counsel, actuaries, accountants, investment advisors, physicians, agents and such clerical and other services as it may require in carrying out the provisions of the Trust. Unless paid by the Company, the Committee shall charge the fees, charges and costs resulting from such employment as an expense of a trust established relating to the Trust. Unless otherwise provided by law, any person so employed by a Committee may be legal or other counsel to the Company, an affiliate, a member of a Committee or an officer or member of the Board of Directors or an affiliate.

(f) Each member of the Committee shall receive compensation, as specified in Schedule 3, for their services in connection with the Trust.

(g) The Committee may purchase such fiduciary liability insurance or such other insurance as it deems necessary relating to the performance of its obligations hereunder. Unless paid by the Company, the Committee shall charge the premiums and charges resulting from such insurance as an expense of the Trust.

TENTH: Indemnification. The Company agrees, to the extent permitted by law, to indemnify and hold the Trustee and the Committee harmless from and against any liability that they may incur in the administration of the Trust, unless arising from the Trustee’s or the Committee’s own gross negligence or willful breach of the provisions of its obligations under this Agreement. If the Company fails to indemnify and hold the Trustee and the Committee harmless from and against any liability that they may incur in the administration of this Trust pursuant to this Article TENTH, the Trust shall indemnify the Trustee and the Committee to the extent permitted by law. The Trustee and the Committee shall not be required to give any bond or any other security for the faithful performance of its duties under this Agreement, except as required by law.

ELEVENTH: No Duty To Advance Funds. The Trustee shall have no obligation to advance its own funds for the purposes of fulfilling its responsibilities under this Agreement, and its obligation to incur expenses shall at all times be limited to amounts in the Trust available to be applied toward such expenses.

TWELFTH: Accounts. (a) (1) The Trustee shall keep accurate and detailed accounts of all its receipts, investments and disbursements under this Agreement on a calendar year basis, accounting for each Account on a separate basis. Such person or persons as the Company shall designate shall be allowed to inspect the books of account relating to the Trust upon request at any reasonable time during the regular business hours of the Trustee.

(2) Within 90 days after the close of each calendar year, the Trustee shall transmit to the Company, and certify the accuracy of, a written statement of the assets and liabilities of the Trust, showing the current value of each asset at that date, and a written account of all the Trustee’s transactions relating to the Trust during the period from the last previous accounting to the close of that year. The report of any such valuation shall not constitute a representation by the Trustee that the amounts reported as fair market values would actually be realized upon the liquidation of the Trust. For the purposes of this Subparagraph, the date of the Trustee’s resignation or removal as provided in Article FOURTEENTH hereof or the date of termination of the Trust as provided in Article FIFTEENTH hereof shall be deemed to be the close of a year, except that in such case the written statement shall be transmitted to the Company within 60 days.

(3) Unless the Company shall have filed with the Trustee written exceptions or objections to any such statement and account within 90 days after receipt thereof, the Company shall be deemed to have approved such statement and account; and in such case or upon the written approval by the Company of any such statement and account, the Trustee shall be forever released and discharged with respect to all matters and things contained in such statement and account as though it had been settled by decree of a court of competent jurisdiction in an action or proceeding to which the Company and all persons having any beneficial interest in the Trust were parties.

(b) Nothing contained in this Agreement or in the Protected Plans shall deprive the Trustee of the right to have a judicial settlement of its accounts. In any proceeding for a judicial settlement of the Trustee’s accounts or for instructions in connection with the Trust, the only other necessary party thereto in addition to the Trustee shall be the Company. If the Trustee so elects, it may bring in as a party or parties defendant any other person or persons. No person interested in the Trust, other than the Company, shall have a right to compel an accounting, judicial or otherwise, by the Trustee, and each such person shall be bound by all accountings by the Trustee to the Company, as herein provided, as if the account had been settled by decree of a court of competent jurisdiction in an action or proceeding to which such person was a party.

THIRTEENTH: Administration of the Protected Plans; Communications. (a) The Company and/or the Committee shall administer the Protected Plans as provided therein and subject to Paragraph (b) of Article THIRD and Paragraph (c) of Article EIGHTH hereof, or subject to any other delegation by the Company and/or the Committee and assumption by the Trustee of the duties of administering the Protected Plans, the Trustee shall not be responsible in any respect for administering the Protected Plans nor shall the Trustee be responsible for the adequacy of the Trust to meet and discharge all payments and liabilities under the Protected Plans. The Trustee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by an officer of the Company or a member of the Committee who is authorized to execute and deliver, in the name and on behalf of the Company or the Committee, documents or instruments relating to the Trust (hereinafter an “Authorized Officer”). The Company and the Committee, from time to time, shall furnish the Trustee with the names and specimen signatures of the Authorized Officers and shall promptly notify the Trustee of the termination of office of any Authorized Officer and the appointment of a successor thereto. Until notified to the contrary, the Trustee shall be fully protected in relying upon the most recent list of Authorized Officers furnished to it by the Company and the Committee.

(b) Any action required by any provision of this Agreement to be taken by the Board of Directors of the Company shall be evidenced by a resolution of such Board of Directors certified to the Trustee by the Secretary or an Assistant Secretary of the Company under its corporate seal, and the Trustee shall be fully protected in relying upon any resolution so certified to it. Unless other evidence with respect thereto has been specifically prescribed in this Agreement, any other action of the Company under any provision of this Agreement, including any approval of or exceptions to the Trustee’s accounts, shall be evidenced by a certificate signed by an authorized officer, and the Trustee shall be fully protected in relying upon such certificate. The Trustee may accept a certificate signed by an Authorized Officer as proof of any fact or matter that it deems necessary or desirable to have established in the administration of the Trust (unless other evidence of such fact or matter is expressly prescribed herein), and the Trustee shall be fully protected in relying upon the statements in the certificate.

(c) The Trustee shall be entitled conclusively to rely upon any written notice, instruction, direction, certificate or other communication believed by it to be genuine and to be signed by an Authorized Officer, and the Trustee shall be under no duty to make investigation or inquiry as to the truth or accuracy of any statement contained therein.

Until written notice is given to the contrary, communications to the Trustee shall be sent to it at its office at 4 World Financial Center, 250 Vesey Street, New York, NY 10080; communications to the Company shall be sent to it at its office at 330 South Fourth Street, Richmond, VA 23219 and communications to the Committee shall be sent to it c/o Albemarle Corporation, 330 South Fourth Street, Richmond, VA 23219.

FOURTEENTH: Resignation or Removal of Trustee. (a) The Trustee may resign at any time upon 30 days’ written notice to the Company or such shorter period as is acceptable to the Company. If such resignation occurs before a Change In Control, the Company shall appoint a successor trustee. If such resignation occurs after a Change In Control, the Committee shall have the right to appoint a successor trustee. Notwithstanding the foregoing, after a Change In Control, the Trustee may not resign for a period of three years, without the written consent of the Committee unless any of the following items is true: (1) the agreement between the

Company and the Trustee with respect to the Company’s other plans is terminated; (2) the Company or the Committee fails to fulfill its responsibilities under this Agreement; or (3) the Trustee discontinues providing to its clients generally the type of services described in this Agreement. In the event the Trustee resigns pursuant to clause 1, such resignation shall be effective 90 days after receipt of such notice unless Committee and the Trustee agree otherwise. In the event of the Trustee’s resignation, the Company or the Committee, as the case may be, shall diligently seek to obtain a successor trustee. The Trustee shall be entitled to expenses and fees through the effective date of its resignation as Trustee. If a successor trustee is not appointed by the Company or the Committee, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with such proceedings shall be allowed as administrative expenses of the Trust. The transfer of assets to a successor trustee will be completed within 60 days after receipt of the Trustee’s notice of resignation, unless the Company (or the Committee after a Change in Control) extends the time limit.

(b) The Company, by action of its Board of Directors, may remove the Trustee before a Change In Control, upon 30 days’ written notice to the Trustee, or upon shorter notice if acceptable to the Trustee but in either event, if the removal occurs during the first three years of this Agreement, the Company shall pay to the Trustee all fees (but not expenses) which would have been due the Trustee for the remainder of such initial three-year period. After a Change In Control, only the Committee shall have the right to remove the Trustee. In the event it resigns or is removed, the Trustee shall have a right to have its accounts settled as provided in Article TWELFTH hereof.

(c) Each successor trustee shall have the powers and duties conferred upon the Trustee in this Agreement, and the term “Trustee” as used in this Agreement shall be deemed to include any successor trustee. Upon designation or appointment of a successor trustee, the Trustee shall transfer and deliver the Trust to the successor trustee, reserving such sums as the Trustee shall deem necessary to defray its expenses in settling its accounts, to pay any of its compensation due and unpaid and to discharge any obligation of the Trust for which the Trustee may be liable. If the sums so reserved are not sufficient for these purposes, the Trustee shall be entitled to recover the amount of any deficiency from either the Company or the successor trustee, or both. When the Trust shall have been transferred and delivered to the successor trustee and the accounts of the Trustee have been settled as provided in Article TWELFTH hereof, the Trustee shall be released and discharged from all further accountability or liability for the Trust and shall not be responsible in any way for the further disposition of the Trust or any part thereof.

FIFTEENTH: Amendment of Agreement; Termination of Trust. (a) Subject to Paragraph (b) of this Article FIFTEENTH and Paragraph (c)4 of Article NINTH, the Company expressly reserves the right at any time to amend or terminate this Agreement and the Trust created thereby to any extent that it may deem advisable. No amendment shall have the effect of making the Trust revocable. No amendment shall be made without the Trustee’s consent thereto in writing if, and to the extent that, the effect of such amendment is to increase the Trustee’s responsibilities hereunder. Such proposed amendment shall be delivered to the Trustee as a written instrument of amendment, duly executed and acknowledged by the Company and accompanied by a certified copy of a resolution of the Board of Directors of the Company authorizing such amendment. The Company also shall deliver to the Trustee a copy of any modifications or amendments to the Protected Plans. The Trustee’s consent shall not be required for the termination of the Trust or its removal as Trustee.

(b) Notwithstanding any other provisions of this Agreement, only the Committee may amend provisions of this Agreement and the Trust created thereby after the date a Change In Control occurs. The Trustee, after a Change In Control, upon written advice of counsel, may amend the provisions of this Agreement to the extent required by applicable law. The Company reserves the right to amend or eliminate this Paragraph (b) of Article FIFTEENTH prior to the date of a Change In Control.

(c) The Trust may not be terminated until the date on which all participants and beneficiaries under the Protected Plans have received all benefits to which they are or may become entitled, unless the Committee consents to such a termination. In the event of such termination, the Trustee (subject to the provisions of Paragraph (d) of Article THIRD and Article SIXTEENTH hereof and reserving such sums as the Trustee shall deem necessary in settling its accounts and to discharge any obligation of the Trust for which the Trustee may be liable) shall distribute all remaining assets of the Trust in accordance with the written directions of the Company.

(d) In case any one or all of the Protected Plans are terminated in whole or in part after a Change In Control occurs, then the Trustee, subject to the provisions of Paragraph (d) of Article THIRD, and Article SIXTEENTH hereof, and reserving such sums as the Trustee shall deem necessary in settling its accounts and to discharge any obligation of the Trust for which the Trustee may be liable) shall apply or distribute the Account established with regard to such Protected Plan pursuant to Paragraph (a) of Article SECOND, in such manner and in such amounts as the Committee shall determine based upon the most recent Participant Data (as defined in Paragraph (b) of Article THIRD hereof) forwarded by the Company to the Trustee prior to such a Change In Control and any supplemental information furnished to the Trustee or the Committee after a Change In Control by a participant or beneficiary upon which the Committee may reasonably rely in making such a determination. After satisfying all liabilities with regard to such terminated Protected Plan, from the Account established with regard to such Protected Plan, the Committee shall direct the Trustee to distribute the remaining assets in such Account in accordance with Paragraph (c)(15) of Article SECOND. Subject to Paragraph (b) of Article SIXTEENTH, in the event of a Change In Control, the Trust shall continue in effect until the later of the fifth anniversary of the date on which a Change In Control occurs or the date upon which all of the participants’ and beneficiaries’ benefits under all of the Protected Plans have been paid or otherwise provided for. Upon termination of the Trust, the Trustee shall have a right to have its account settled as provided in Article TWELFTH hereof. Any assets remaining in the Trust after payment or provision for all benefits payable under the Protected Plan, and after the Trustee has reserved such sums as it deems necessary for the payment of its expenses and fees hereunder shall be paid in accordance with the written directions of the Committee. When the Trust assets shall have been so applied or distributed and the accounts of the Trustee shall have been so settled, the Trustee shall be released and discharged from all further accountability or liability respecting the Trust.

SIXTEENTH: Prohibition of Diversion. (a) Except as provided in Paragraph (b) below, at no time prior to the satisfaction of all liabilities with respect to the beneficiaries under this Trust shall any part of the corpus and/or income of the Trust be used for, or diverted to, purposes other than for the exclusive benefit of such beneficiaries and the assets of the Trust shall never inure to the benefit of the Company and shall be held for the exclusive purposes of providing benefits to participants in the Protected Plans and their beneficiaries and defraying reasonable expenses of administering the Protected Plans or performing any of the Trustee’s duties under this Agreement.

(b) Notwithstanding any provision of this Agreement to the contrary, the assets of the Trust shall at all times be subject to claims of the creditors of the Company. In the event that (1) a final judicial determination is entered that the Company is unable to pay its debts as such debts mature or (2) there shall have been filed by or against the Company in any court or other tribunal either of the United States or of any State or of any other authority now or hereafter exercising jurisdiction, a petition in bankruptcy or insolvency proceedings or for reorganization or for the appointment of a receiver or trustee of all or substantially all of the Company’s property under the present or any future Federal bankruptcy code or any other present or future applicable Federal, State or other bankruptcy or insolvency statute or law, then the Trustee shall not make payments from the Trust to any participant or beneficiary, but under either of such circumstances, the Trustee shall deliver any property held in the Trust only as a court or other tribunal of competent jurisdiction may direct to satisfy the claims of the Company’s creditors. The Trustee shall resume payments under the terms of the Trust only after determining that the Company is not insolvent or after receiving a judicial decision to that effect. The Chief Financial Officer of the Company, or an officer of the Company with duties similar to those of a Chief Financial Officer, and the Board of Directors of the Company shall have the duty to inform the Trustee of the insolvency of the Company. The Trustee is empowered to retain, at the expense of the Trust, counsel and other appropriate experts, including accountants, to aid it in making any determination with regard to the Company’s insolvency under this Paragraph (b) of Article SIXTEENTH.

SEVENTEENTH: Prohibition of Assignment of Interest. No interest, right or claim in or to any part of the Trust or any payment therefrom shall be assignable, transferable or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution or levy of any kind, and the Trustee shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute or anticipate the same, except to the extent required by law.

EIGHTEENTH: Affiliates. Any corporation that, directly or through one or more intermediaries, controls, is controlled by or is under common control with the Company may adopt and become a party to this Agreement by delivering to the Trustee an instrument in writing, duly executed and acknowledged, adopting and assuming jointly and severally the obligations of the Company under this Agreement and constituting and appointing the Company to be the agent and attorney in fact of such corporation for the purposes of giving or receiving notices, instructions, directions and other communications to or from the Trustee and approving the accounts of the Trustee, accompanied by duly certified copies of resolutions of the Board of Directors of such corporation adopting the Protected Plans and approving and authorizing execution, acknowledgment and delivery of such instrument and a duly certified copy of a resolution of the Board of Directors of the Company approving and consenting to the same. Notwithstanding the foregoing, no Affiliate may become a party to this Agreement without the consent of the Trustee. Notwithstanding the foregoing, no Affiliate may become a party to this Agreement after a Change In Control.

NINETEENTH: Miscellaneous. (a) This Agreement shall be interpreted, construed and enforced, and the trust hereby created shall be administered, in accordance with the laws of the United States and of the State of New York. Nothing in this Agreement shall be construed to subject either the Trust created hereunder or the Protected Plans to the Employee Retirement Income Security Act of 1974, as amended.

(b) The titles to Articles of this Agreement are placed herein for convenience of reference only, and the Agreement is not to be construed by reference thereto.

(c) This Agreement shall bind and inure to the benefit of the successors and assigns of the Company and the Trustee, respectively and the Protected Plans.

(d) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one instrument, which may be sufficiently evidenced by any counterpart.

(e) If any provision of this Agreement is determined to be invalid or unenforceable the remaining provisions shall not for that reason alone also be determined to be invalid or unenforceable.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names by their duly authorized officers as of the day and year first above written.

ALBEMARLE CORPORATION

By:	/s/ Jack P. Harsh

MERRILL LYNCH BANK & TRUST COMPANY FSB

By:	/s/ Maria Herrel

EXHIBIT A

Authorization Pursuant to

Paragraph (c) of Article EIGHTH of

Albemarle Corporation Benefits Protection Trust

TO:	Committee under the Albemarle Corporation Benefits Protection Trust

This is to authorize the Committee under the Albemarle Corporation Benefits Protection Trust (the “Trust”), to institute and maintain legal proceedings against the Company (as defined in the Trust) or other appropriate person or entity to assert the following claim on my behalf: [nature of claim]. The Committee shall have the powers and be subject to the procedures set forth in Paragraph (c) of Article EIGHTH of the Trust.

Any proceedings by the Committee under this authorization may be initiated in my name as a plaintiff (or as a member of a class) or in the name of the Committee, or both, as the Committee determines is necessary or appropriate at the time proceedings are commenced.

Participant

EXHIBIT B

Revocation of Authorization

Pursuant to Paragraph (c) of Article EIGHTH of

Albemarle Corporation Benefits Protection Trust

To:	Committee under the Albemarle Corporation Benefits Protection Trust

This is to notify you that I revoke any prior authorization I have given to the Committee of the Albemarle Corporation Benefits Protection Trust (the “Trust”) to maintain legal proceedings against the Company (as defined in the Trust) or other appropriate person or entity to assert the following claim on my behalf: [nature of claim].

I understand that this Revocation of Authorization is conditioned upon, and shall not be effective until, the appointment by me of my own counsel and the appearance of that counsel in any legal proceeding on my behalf in lieu of counsel retained by the Committee. I understand further that, upon the occurrence of these conditions, the Committee shall have no obligation to proceed further on my behalf, or to pay any costs or expenses incurred after the delivery of this Revocation of Authorization.

Participant

EXHIBIT C

a.	“Change in Control” means the occurrence of any of the following events:

(i)	any Person, or “group” as defined in section 13(d)(3) of the Securities Exchange Act of 1934 (excluding Floyd D. Gottwald, members of his family and any Affiliate), becomes, directly or indirectly, the Beneficial Owner of 20% or more of the combined voting power of the then outstanding securities of the Corporation that are entitled to vote generally for the election of the Corporation’s directors (the “Voting Securities”) (other than as a result of an issuance of securities by the Corporation approved by Continuing Directors, or open market purchases approved by Continuing Directors at the time the purchases are made). However, if any such Person or “group” becomes the Beneficial Owner of 20% or more, and less than 30%, of the Voting Securities, the Continuing Directors may determine, by a vote of at least two-thirds of the Continuing Directors, that the same does not constitute a Change in Control;

(ii)	as the direct or indirect result of, or in connection with, a reorganization, merger, share exchange or consolidation (a “Business Combination”), a contested election of directors, or any combination of these transactions, Continuing Directors cease to constitute a majority of the Corporation’s board of directors, or any successor’s board of directors, within two years of the last of such transactions;

(iii)	the shareholders of the Corporation approve a Business Combination, unless immediately following such Business Combination, (1) all or substantially all of the Persons who were the Beneficial Owners of the Voting Securities outstanding immediately prior to such Business Combination Beneficially Own more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Corporation resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Corporation through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Voting Securities, (ii) no Person (excluding Floyd D. Gottwald, members of his family and any Affiliate and any employee benefit plan or related trust of the Corporation or the Corporation resulting from such Business Combination) Beneficially Owns 30% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Corporation resulting from such Business Combination, and (iii) at least a majority of the members of the board of directors of the Corporation resulting from such Business Combination are Continuing Directors.

For purposes of this paragraph 1.a. and other provisions of this Agreement, the following terms shall have the meanings set forth below:

(A)	Affiliate and Associate shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and as in effect on the date of this Agreement (the “Exchange Act”).

(B)	Beneficial Owner means that a Person shall be deemed the “Beneficial Owner” and shall be deemed to “beneficially own,” any securities:

(i)	that such Person or any of such Person’s Affiliates or Associates owns, directly or indirectly;

(ii)	that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that, a Person shall not be deemed to be the “Beneficial Owner” of, or to “beneficially own,” securities tendered pursuant to a tender or exchange offer made by such Person or any such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

(iii)	that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote, including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subsection as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (1) arises solely from a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with the applicable provisions of the General Rules and Regulations under the Exchange Act and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iv)

that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associates thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in ‘the proviso to subsection (iii) of this definition) or disposing of any voting securities of the Corporation provided, however, that notwithstanding any provision of this definition, any Person engaged in business as an underwriter of securities who acquires any securities of the Corporation through such Person’s participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933, shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” such securities until the expiration of forty days after the date of acquisition; and provided, further, that in no case shall an officer or director of the Corporation be deemed (1) the beneficial owner of any securities beneficially owned by another officer or director of the Corporation solely by reason of actions undertaken by such persons in their capacity as officers or directors of the Corporation; or (2) the beneficial owner of securities held of record by the trustee of any employee benefit plan of the Corporation or any Subsidiary of the Corporation for the benefit of any employee of the Corporation or any Subsidiary of the Corporation, other than the officer or director, by reason of any influences that such officer or director may have over the voting of the securities held in the trust.

(C)	Continuing Directors means any member of the Corporation’s Board, while a member of that Board, and (i) who was a member of the Corporation’s Board prior to December 13, 2006, or (ii) whose subsequent nomination for election or election to the Corporation’s Board was recommended or approved by a majority of the Continuing Directors.

(D)	Person means any individual, firm, company, partnership or other entity.

(E)	Subsidiary means, with references to any Person, any company or other entity of which an amount of voting securities sufficient to elect a majority of the directors or Persons having similar authority of such company or other entity is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

EXHIBIT D

Execution of Purchases and Sales of Securities Issued by the Company or its Affiliates (“Company Stock”)

(a) Transactions. Purchases and sales of Company Stock shall be made on the date on which the Trustee receives from the Company in good order all information and documentation necessary to accurately effect such purchases and sales (or, in the case of purchases, the subsequent date on which the Trustee has received a wire transfer of the funds necessary to make such purchases). Purchases and sales of Company Stock shall be made on the open market as necessary unless the following applies:

(i) The Trustee is unable to determine the number of shares required to be purchased or sold on such day; or

(ii) If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

(iii) If the Trustee is prohibited by the Securities and Exchange Commission, the New York Stock Exchange, or any other regulatory body form purchasing or selling any or all of the shares required to be purchased or sold on such days.

In the event of the occurrence of the circumstances described in (i), (ii) or (iii) above, the Trustee shall purchase or sell such shares as soon as possible thereafter and shall determine the price of such purchases or sales to be the average purchase or sales price of all such shares purchased or sold, respectively. The Trustee may follow written directions from the Company to deviate from the above purchase and sale procedures.

(b) Use of an Affiliated Broker. The Company hereby directs the Trustee to use Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) to provide brokerage services in connection with any purchase or sale of Company Stock. The provision of brokerage services shall be subject to the following:

(i) To the extent such services are utilized, as consideration for such brokerage services, the Company agrees that MLPF&S shall be entitled to remuneration under the authorization provision in accordance with its normal fee schedule.

(ii) Any successor organization of MLPF&S, through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this authorization provision.

(iii) The Trustee and MLPF&S shall continue to rely on this authorization provision until notified to the contrary. The Company reserves the right to terminate this authorization upon sixty (60) days written notice to MLPF&S (or its successor) and the Trustee.

(c) Securities Law Registration and Reports. The Company shall be responsible for filing appropriate registration forms and all other reports required under Federal or state securities laws with respect to the Trust’s ownership of Company Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Company Stock pending the filing of any report. The Company shall be responsible for the registration of any Plan interests required under Federal or state securities laws. The Trustee shall provide to the Company such information on the Trust’s ownership of Company Stock as the Company may reasonably request in order to comply with Federal or state securities

SCHEDULE 1

Protected Plans

1.	Albemarle Corporation Supplemental Executive Retirement Plan

2.	Albemarle Corporation Executive Deferred Compensation Plan

3.	Severance Compensation Agreements with certain of the Company’s executives

4.	Albemarle Corporation Severance Pay Plan

SCHEDULE 2

TRUSTEE’S FEES

SCHEDULE 3

COMMITTEE FEES